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                                                                   Exhibit 10.24



[LOGO OF AT&T]

                            PATENT LICENSE AGREEMENT
                                   Cover Sheet
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     LICENSEE                                                        AT&T
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
     Tellium, Inc.                                                   AT&T Corp.
     2 Crescent Place                                                A New York corporation, having an office at
     P.O. Box 901                                                    32 Avenue of the Americas
     Oceanport, New Jersey 07757-0901                                New York, New York 10013


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     Address for notice purposes:                                    Address for notice purposes:

     Tellium, Inc.                                                   AT&T Corp.
     2 Crescent Place                                                180 Park Avenue
     P.O. Box 901                                                    Building 2, Room NJ0814
     Oceanport, New Jersey  07757-0901                               Florham Park, New Jersey 07932
     Facsimile no: (732) 923-9804                                    Facsimile no.: (973) 236-6760
     Attn:  Richard W. Barcus, President                             Attn:  Thomas Frost , Licensing Executive
                                                                            Intellectual Property & Management Group
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     EFFECTIVE DATE:   September 1, 2000

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     This Patent License Agreement (the "Agreement") consists of this Cover
     Sheet, the attached General Terms and Conditions and any schedules (each, a "Schedule") referenced in the General Terms and Conditions, and the Transaction Agreements (as hereinafter defined). The provisions of each Schedule shall be construed so as to be fully consistent with all of the provisions of the General Terms and Conditions and, in the case of any conflict, the General Terms and Conditions shall prevail unless a Schedule separately executed by both Parties expressly amends particular provisions of the General Terms and Conditions, in which case the amendments of such Schedule shall prevail over such particular provisions of the General Terms and Conditions.

     Unless otherwise provided above, this Agreement shall become effective when signed by both Parties (the "Effective Date") and shall continue in effect during the Term.


   AT&T CORP.                                                     LICENSEE:  TELLIUM, INC.


   By:  /s/ Doreen Yochum                                         By:  /s/ Richard W. Barcus
      ---------------------------------------                        -------------------------------------
            (Authorized Signature)                                        (Authorized Signature)

                                                                            Richard Barcus
   __________________________________________                    _________________________________________
                  Doreen Yochum                                  (Typed or Printed Name)

                                                                            President & COO
   __________________________________________                    _________________________________________
   Chief Operating Officer and Vice President                    (Title)
   Technology Management, AT&T Labs

               September 1, 2000                                          September 1, 2000
   __________________________________________                    _________________________________________
   (Date)                                                        (Date)

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                       THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY IN ANY MANNER
                       UNLESS DULY EXECUTED BY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES
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

                          GENERAL TERMS AND CONDITIONS


In consideration of the terms, conditions and other covenants and agreements contained in this Agreement and in the Stock Purchase Agreement and the Escrow Agreement entered into simultaneously herewith as of the Effective Date of this Agreement, and for and other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confessed, the Licensee and AT&T (the "Parties", each a "Party") agree as follows:

1.   DEFINITIONS

     For the purposes of this Agreement, certain terms have been defined below and elsewhere in this Agreement to encompass meanings that may differ from, or be in addition to, the normal connotation of the defined word.

1.1. "AT&T Competitor" shall mean any third party, excluding AT&T Subsidiaries, whose primary business is offering telecommunication services, including local, long distance, cable, wireless or Internet services.

1.2. "Common Shares " shall mean the same as defined in the Stock Purchase Agreement.

1.3. "Licensed Patents" shall mean collectively the "Licensed Tier 1 Patents" and "Licensed Tier 2 Patents".

1.4. "Licensed Tier 1 Patents" shall mean those U.S. patents and patent applications identified as such in Schedule A, any patents issuing in any and all countries of the world corresponding to the scheduled U.S. patents, as well as any continuations, divisions, reexaminations and reissues thereof.

1.5. "Licensed Tier 2 Patents" shall mean those U.S. patents and patent applications identified as such in Schedule B, any patents issuing in any and all countries of the world corresponding to the scheduled U.S. patents, as well as any continuations, divisions, reexaminations and reissues thereof.

1.6. "Subsidiary" of a Party shall mean a corporation or other legal entity: (a) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter owned and controlled by such Party either directly or indirectly; (b) the majority of whose equity interest is now or hereafter owned and controlled by such Party either directly or indirectly; or (c) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but at least 50% or more of the ownership interest representing the right to make decisions for the entity is now or hereafter owned and controlled by such Party either directly or indirectly. Notwithstanding the foregoing to the contrary, any corporation or other legal entity shall be deemed to be a Subsidiary only so long as such ownership and control exists.

1.7. "Tellium Competitor" shall mean any third party in the field of intelligent optical networking systems.

1.8. "Term" means the period beginning on the Effective Date and terminating at the time of the last expired Licensed Patents.

1.9. "Territory" shall mean all countries where the Licensed Patents have issued.

2.   LICENSE

2.1. Grant. Subject to the terms and conditions of this Agreement and the
     -----
consideration set forth in the Transaction Agreements, AT&T grants to Licensee during the Term:

     (a) a personal, non-transferable and non-exclusive license under the Licensed Tier 1 Patents as of the Effective Date to make, have made, use, import, sell and offer to sell products and services in the Territory; provided that, AT&T shall not grant any patent license under the Licensed
     -------- ----
     Tier 1 Patents to any Tellium Competitor for the period beginning on the Effective Date and terminating six (6) months thereafter; and

     (b) a personal, non-transferable and non-exclusive license under the Licensed Tier 2 Patents as of the Effective Date to make, have made, use, import, sell and offer to sell products and services in the Territory.

2.2. No Consent. Licenses granted by AT&T under this Agreement are not to be
     ----------
construed as consent by AT&T to any act which may be performed by Licensee, except as expressly licensed herein.

2.3. No Implied Rights. Except as expressly set forth in Section 2 of this
     -----------------
Agreement, no other rights or licenses under AT&T's intellectual property rights are granted or implied. Nothing contained herein shall be construed as conferring by implication, estoppel or otherwise any license or

                                       1
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right in favor of Licensee in any patents or other intellectual property rights of AT&T other than the Licensed Patents.

2.4. Unauthorized Activities. Without limiting any of AT&T's rights under this
     -----------------------
Agreement or at law or in equity, or otherwise expanding the scope of the license and rights granted hereunder, if Licensee fails to perform any of its obligations under this Agreement, including breaching any of the terms and conditions of the Transaction Agreements, then such product or service of Licensee shall not be considered licensed or otherwise authorized under this Agreement if the product or service falls within the scope of one or more claims of the Licensed Patents. Notwithstanding the above, AT&T shall provide written notice to Licensee sufficient to identify any alleged breach, and Licensee shall have no more than thirty (30) days from the time of its receipt of such written notice to cure that breach ("Cure Period"), provided that, such thirty (30) day
                                            -------------
period may be extendable upon the written consent of AT&T.

3.   CONSIDERATION

3.1. Transfer of Ownership Interest. In consideration of the license and rights
     ------------------------------
granted in Section 2 of this Agreement, Licensee shall provide for the ownership of certain shares of Common Shares to AT&T as set forth in the Stock Purchase Agreement.

3.2. Taxes. Licensee shall bear all taxes, duties, levies and other similar
     -----
charges (and any related interest and penalties), however designated (hereinafter, "governmental charges"), imposed as a result of the existence or operation of this Agreement, including any tax which Licensee is required to withhold or deduct from the transfer of ownership of Common Shares to AT&T, except (a) any tax imposed upon AT&T in a jurisdiction outside the United States if and only to the extent such tax is allowable as a credit against the United States income taxes of AT&T, and (b) any net income tax imposed upon AT&T by the United States or any governmental entity within the United States proper (the fifty (50) states and the District of Columbia). In order for the exception contained in (a) to apply, Licensee must reduce such tax to the extent possible giving effect to the applicable Income Tax Convention between the United States and Licensee's country of incorporation, and furnish AT&T with such evidence as may be required by United States taxing authorities to establish that such tax has been paid so that AT&T may claim the credit. If Licensee is required to bear any governmental charges pursuant to this paragraph, then Licensee shall pay any additional taxes, charges and amounts as are necessary to ensure that the net amounts received by AT&T after all such governmental charges are made are equal to the amounts which AT&T is otherwise entitled under this Agreement as if such governmental charges did not exist.

3.3. Other Costs. Other than those payments expressly set forth in this Section
     -----------
3, each Party will be responsible for the costs it incurs in carrying out its obligations under this Agreement.

4.   OTHER OBLIGATIONS

4.1. Marking. Licensee shall mark all products or services that encompass one or
     -------
more claims of the Licensed Patents with the word "Patent" or "Patents" and the number or numbers of the Licensed Patents applicable thereto, or otherwise in accordance with the provisions of 35 U.S.C. ss.287. Within thirty (30) days after any of the Licensed Patents issue, AT&T shall provide written notice to Licensee of the number or numbers of the Licensed Patents applicable thereto, if not already provided in the attached Schedules. In its discretion and depending on the extent of any failure to so mark, AT&T may deem such failure as a breach of this Agreement which cannot be cured. However, in the absence of AT&T's written notice to Licensee as provided above, Licensee's failure to so mark shall not be deemed a breach of this Agreement which cannot be cured.

4.2. Infringement by Others. During the six month term, and only during that
     ----------------------
term referenced in Section 2.1(a), Licensee may notify AT&T of what Licensee in good faith believes is an infringement of any claim of the Licensed Tier 1 Patents by a Tellium Competitor. Together with such notice, Licensee shall provide AT&T credible evidence establishing that at least one claim of the Licensed Tier 1 Patents is infringed by such unauthorized use by the Tellium Competitor. AT&T shall analyze the evidence to determine whether at least one claim of the Licensed Tier 1 Patents is infringed. AT&T shall have the option, but not the obligation, to seek redress for such infringement at its own expense and shall be entitled to any recovery therefor. In any action for such infringement, Licensee shall reasonably cooperate with AT&T at AT&T's reasonable expense. Licensee shall have no right, authority or standing to bring any action against any third party relating to the third party's infringement of the Licensed Patents. If AT&T determines that Licensee's evidence does not establish infringement and Licensee desires an independent assessment of the evidence provided to AT&T, the Parties shall agree to submit the issue of infringement to outside patent counsel, mutually acceptable to the Parties, for an opinion as to

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

whether or not infringement exists. The outside patent counsel shall agree to represent both Parties in the matter of the opinion and shall render its opinion based solely on the evidence previously provided by Licensee to AT&T. The opinion shall be rendered within a short time frame, with the cost shared equally by the Parties. Both Parties shall maintain the opinion and all information concerning any alleged infringement in strict confidence and shall not provide information regarding the opinion, including the fact that an opinion was sought and rendered, to any third party without the express written consent of the other Party. In the event that AT&T or the outside patent counsel determines that the evidence provided by Licensee establishes infringement, and AT&T, in its sole discretion, determines not to seek redress for such infringement during the six month term referenced in Section 2.1(a), those shares, and only those shares, held in escrow as set forth in Section 3.4 in the Stock Purchase Agreement shall be returned to Licensee, as set forth in Exhibit B to the Escrow Agreement. However, in the event that during the six month term referenced in Section 2.1(a) herein (i) Licensee fails to provide evidence of infringement of the Licensed Tier 1 Patents, (ii) AT&T determines that Licensee's evidence of infringement does not establish infringement and Licensee does not desire an outside patent counsel opinion of the evidence provided to AT&T, (iii) outside patent counsel has opined that Licensee's evidence of infringement is not established, or (iv) AT&T has sought redress for infringement of the Licensed Tier 1 Patents, in a manner consistent with normal AT&T practice, those shares, and only those shares, held in escrow shall be delivered to AT&T, as set forth in Exhibit A to the Escrow Agreement. For the avoidance of doubt, in the event of a transfer of shares, such transfer shall occur only once regardless of the number of infringements identified by Licensee during such six month term. Notwithstanding any other provision in this Agreement, (a) AT&T shall have no obligation to seek redress for any infringement of any of the Licensed Patents and (b) AT&T shall have sole discretion as to the conduct of any action (including settlement) against any infringer of the Licensed Patents.

4.3. Grantback. Licensee hereby grants to AT&T and its Subsidiaries under any
     ---------
Improvement Patents owned or controlled by Licensee or its Subsidiaries a non-exclusive, non-transferable, fully paid up, perpetual license to make have made, and use, but not sell, offer to sell, or import any products or services. For purposes of this Section 4.3, an "Improvement Patent" means a patent that includes a claim which is encompassed within the scope of one or more claims of the Licensed Patents. The license and rights hereby granted to AT&T and its Subsidiaries (a) shall survive termination of this Agreement, and (b) shall, in the case of an Improvement Patent owned or controlled by a Subsidiary of Licensee, continue after such Subsidiary is no longer a Subsidiary of Licensee.

5.   PUBLICITY

5.1. No Use of AT&T Marks. Licensee shall not, in any manner, reference AT&T,
     --------------------
its trade names, trademarks, service marks or any other indicia of origin owned by AT&T, or indicate that Licensee's products or services are in any way sponsored, approved or endorsed by AT&T. Notwithstanding the foregoing, Licensee may disclose that it is licensed by AT&T.

5.2. Public Disclosures. No Party shall make any public disclosures inconsistent
     ------------------
with the rights and obligations created hereunder. Any announcement of the terms and conditions of this Agreement shall only occur after the Parties mutually agree on the content of such disclosure. Furthermore, Licensee shall not disclose to any third party, by any means, any information related to Section
4.2 of this Agreement or related to any side letter agreements between the Parties, including any rights or obligations of Licensee or AT&T under that Section, the content of any counsel opinions sought or delivered under that Section, and/or the existence of the Section itself.

5.3. AT&T's Rights. Notwithstanding any provision of this Agreement to the
     -------------
contrary, if Licensee should violate the prohibition of Section 5.1, AT&T shall be entitled to terminate this Agreement and seek all relief permitted by law to redress the harm caused by such violation, and, in any action to obtain such relief, shall be entitled to a recovery of its attorneys' fees, if such violation is not cured within two (2) business days of Licensee's receipt of AT&T's written notice.

6.   NO PAST INFRINGING CONDUCT

6.1. Representation. Licensee represents that it did not make, use, sell, offer
     --------------
to sell, import, license, lease, or otherwise provide to others any products or service that fell within the scope of one or more claims of the Licensed Patents ("Infringing Conduct") prior to the Effective Date.

6.2. AT&T's Rights. Notwithstanding any provision of this Agreement to the
     -------------
contrary, if the representation made in Section 6.1 shall be false, AT&T shall be entitled to immediately terminate this Agreement and seek all relief permitted by law with respect to any Infringing Conduct, including all relief permitted under 35 U.S.C. Sections 284 and 285.

7.   RISK ALLOCATION

7.1. No Warranties. NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, EXPRESS OR
     -------------
IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES AGAINST INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT.

7.2. No Special Damages. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR
     ------------------
INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND (INCLUDING LOST REVENUES OR PROFITS, OR LOSS OF BUSINESS) IN ANY WAY RELATED TO THIS AGREEMENT, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

8.   TERM AND TERMINATION

8.1. Term. This Agreement shall be effective during the Term unless sooner
     ----
terminated in accordance with this Agreement.

8.2. Early Termination - Either Party. Either Party may terminate this
     --------------------------------
Agreement:

     (a) in accordance with any terms of this Agreement or any side agreements between the Parties which expressly provide for such Party to terminate this Agreement;

     (b)  immediately if Licensee has not cured the breach within the Cure
     Period;

     (c) upon thirty (30) days prior written notice, if the other Party has breached its obligations under this Agreement and such breach remains uncured during such thirty (30) day period; or

     (d) immediately upon the other Party, or a third party with respect to the other Party, filing a petition requesting liquidation or dissolution in any form, of the other Party's debts under the laws of the United States, or any other bankruptcy or insolvency law.

8.3. Effect of Termination. Upon termination of this Agreement:
     ---------------------

     (a) all rights and obligations of the Parties, including the licenses granted to Licensee under Section 2, shall terminate except that the rights and obligations of the Parties under this Agreement which expressly or by their nature would continue beyond the termination of this Agreement shall remain in effect and survive termination of this Agreement, including the Sections pertaining to "PUBLICITY", "RISK ALLOCATION" and "Grantback"; and

     (b) notwithstanding such specific termination rights, each Party reserves all of its other legal rights and equitable remedies.

9.   GENERAL TERMS

9.1. Relationship of the Parties. In performing this Agreement, each of the
     ---------------------------
Parties will operate as, and have the status of, an independent contractor. Except as may be expressly set forth in this Agreement, neither Party will have the right or authority to assume or create any obligations or to make any representations, warranties or commitments on behalf of the other Party, whether express or implied, or to bind the other Party in any respect whatsoever. Nothing in this Agreement shall be construed as forming any partnership, joint venture, agency, employment, franchise, distributorship, dealership or other similar or special relationship between the Parties, except as provided in the Transaction Agreements.

9.2. Rules of Construction. As used in this Agreement, (a) neutral pronouns and
     ---------------------
any derivations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural and vice versa, as the context may require; (b) the words "hereof," "herein," "hereunder" and other words of similar import refer to this Agreement as a whole, including all exhibits and schedules as the same may be amended or supplemented from time to time, and not to any subdivision of this Agreement;
(c) the words "Party" and "Parties" refer, respectively, to a party or to both of the parties to this Agreement; (d) the word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (e) descriptive headings and titles used in this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement; and (f) explicit references to a particular Section hereof shall be deemed to include a reference to the subsections, if any, associated with the Section as well. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.

9.3. Computation of Time. If a time period provided in this Agreement requires a
     -------------------
certain action be performed within ten (10) or less days, then intervening Saturdays, Sundays and legal holidays shall not be included in the computation of time. If a time period requires a certain action be performed within eleven
(11) or more days, then intervening Saturdays, Sundays and legal holidays shall be included in the computation of time. In the event that a time period expires on a Saturday, Sunday or legal holiday, the time period shall be deemed to expire on the next day that is not a Saturday, Sunday or legal holiday. "Legal holidays" shall mean New Year's Day, Birthday of Martin Luther King, Jr., President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and the Friday thereafter, and Christmas Day.

9.4. Notice. Unless otherwise provided in this Agreement, all notices, consents,
     ------
approvals, waivers and the like made hereunder shall be in written English to the addresses set forth on the Cover Sheet, shall reference this Agreement and shall be sent by any of the following methods: (a) certified mail, postage-prepaid, return-receipt requested, (b) a delivery service which requires proof of delivery signed by the recipient or (c) properly-transmitted facsimile followed by written confirmation in accordance with methods (a), (b) or first-class U.S. mail. The date of notice shall be deemed to be the date it was received (in the case of method (c) above, the date of notice shall be deemed to be the date that the facsimile copy is received). A Party may change its address for notice by written notice delivered in accordance with this Section.

9.5. Applicable Law. This Agreement shall be governed by and construed in
     --------------
accordance with the laws of the State of New York without regard to its conflicts of law rules. Any suit and/or arbitration proceeding relating to any Claim shall be brought and prosecuted only in New York, New York.

9.6. Dispute Resolution. Any and all controversies or claims of any nature
     ------------------
arising out of or relating to this Agreement or the breach, termination or validity thereof, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (the "Claim") shall be resolved solely and exclusively by arbitration by the CPR Institute for Dispute Resolution ("CPR") in accordance with the provisions of this paragraph and the CPR Rules for Non-Administered Arbitration to the extent such rules do not conflict with this paragraph and Agreement. The Respondent's notice of defense shall be served upon the Claimant within ten (10) days after it receives the notice of arbitration (the date of receipt of notice of arbitration being "Commencement"). The arbitration shall be conducted by one (1) arbitrator selected by the Parties or, if the Parties cannot mutually agree upon the arbitrator within fifteen (15) days after Commencement, the Parties shall notify CPR and an arbitrator knowledgeable in the legal and technical aspects of the Claim shall be appointed by CPR within twenty-five (25) days of Commencement. The arbitrator shall strictly limit discovery to the production of documents directly relevant to the facts alleged in the notices of arbitration and defense and, if depositions are required, each Party shall be limited to three (3) depositions of no longer than three (3) hours each. If the arbitrator decides to hold an evidentiary hearing, each Party's presentation of its case, including its direct and rebuttal testimony, shall be limited to three (3) days. The arbitrator shall issue an order preventing the Parties, CPR and any other participants to the arbitration from disclosing to any third party any information obtained via the arbitration, including discovery documents, evidence, testimony and the award except as may be required by law. All requests for injunctive relief shall be decided by the arbitrator, provided, however, that requests for temporary injunctive relief may be submitted to a court of competent jurisdiction if the arbitrator has not yet been appointed. The arbitrator shall have the authority to modify any injunctive relief granted by such a court. The arbitration award shall: (a) be in writing; (b) state only the damages and injunctive relief granted, if any; (c) not exceed the damages and relief requested by the prevailing Party; (d) be made final within six (6) months of Commencement; and (e) be entered by either Party in any court having competent jurisdiction, provided that the Party entering the award shall request
                        -------------
that the court prevent the award from becoming publicly available except as may be required by law. The arbitrator shall not limit, expand or otherwise modify the terms of this Agreement and shall not award punitive or other damages in excess of compensatory damages. The arbitrator shall orally state the reasoning on which the award rests but shall not state such reasoning in any writing. Each Party shall bear its own expenses, but those related to the compensation of the arbitrator shall be borne equally. The Parties agree that the existence and contents of the entire arbitration, including the award, shall be deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence, shall not be discoverable in any proceeding, shall not be admissible in any court (except to enforce the same as provided herein) or arbitration and shall not bind or collaterally estop either Party with respect to any claim or defense made by any third party.

9.7. Patent Issues. Notwithstanding Section 9.6 to the contrary, AT&T, in its
     -------------
sole discretion, may decide that any Claim, including defenses thereto, which potentially concerns the validity, enforceability or infringement of the Licensed Patents, or any of AT&T's trade names, trademarks, service marks, or any other indicia of origin owned or controlled by AT&T, shall not be resolved by binding arbitration and instead must be resolved before a court of competent jurisdiction. If an arbitration is commenced by Licensee with regard to a Claim which potentially includes consideration of the validity, enforceability or infringement of the Licensed Patents, or any of AT&T's trade names, trademarks, service marks, or any other indicia of origin owned or controlled by AT&T, AT&T shall advise Licensee of its decision under this Section within 25 days after Commencement or, failing which, such issues shall be resolved by binding arbitration in accordance with Section 9.6. If AT&T decides that such Claim is not subject to binding arbitration, Licensee shall immediately advise CPR and withdraw such claim from consideration by CPR.

9.8. Equitable Remedies. The Parties recognize that money damages may not be an
     ------------------
adequate remedy for any breach or threatened breach of any obligation hereunder by Licensee involving intellectual property or Licensee exceeding the scope of its license. The Parties therefore agree that in addition to any other remedies available hereunder, by law or otherwise, AT&T shall be entitled to obtain injunctive relief against any such continued breach by Licensee of such obligations.

9.9. Third Party Beneficiaries. This Agreement is not intended to be for the
     -------------------------
benefit of and shall not be enforceable by any third party. Nothing in this Agreement, express or implied, is intended to or shall confer on any third party any rights (including third-party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. No third party shall have any right, independent of any right that exists irrespective of this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

9.10. Change of Control. In the event that Licensee shall be acquired by or its
      -----------------
management shall otherwise be controlled by a new entity or third party, AT&T shall have the right, in its discretion, to terminate this Agreement upon ninety
(90) days written notice to Licensee. Except by written consent of AT&T, the license and rights granted to Licensee in Section 2 of this Agreement shall not extend to any entity or person other than Licensee pursuant to this Agreement, provided that such consent shall not be unreasonably withheld, if such change of
-------------
control does not involve an AT&T Competitor.

9.11. Assignment. The Parties hereto have entered this Agreement in
      ----------
contemplation of personal performance by Licensee and intend that the rights granted to Licensee hereunder not extend to other entities without AT&T's express written consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Licensee shall not seek consent from AT&T to assign or transfer, in whole or in part, any rights under this Agreement to an AT&T Competitor. Accordingly, neither this Agreement nor any of Licensee's rights or obligations hereunder shall be assigned, sublicensed, or transferred (in insolvency proceedings, by mergers, acquisitions or otherwise) by Licensee without AT&T's consent. Any assignment or other transfer which is inconsistent with the foregoing shall be null and void ab initio. AT&T may assign all or a portion of its rights and obligations hereunder.

9.12. Entire Agreement; No Modification or Waiver. This Agreement, the
      -------------------------------------------
Transaction Agreements, and any side agreements constitute the entire agreement between the Parties concerning its subject matter and supersedes all prior written or oral negotiations, correspondence, understandings and agreements between the Parties respecting such subject matter. This Agreement shall not be modified or rescinded, except by a writing signed by both Parties. No provision of this Agreement shall be deemed modified by any action or omission or failure to object to any action which may be inconsistent with the terms of this Agreement. No waiver of a breach committed by a Party in one instance shall constitute a waiver or license to commit or continue breaches in other or like instances. By way of example only and without limiting the foregoing, this Agreement may not be modified by any statement appearing on any check or similar transfer of money, or by any provision appearing in any preprinted form of one Party unless expressly accepted by the other Party in a writing which expressly refers to such preprinted form and this Agreement.

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

                       END OF GENERAL TERMS AND CONDITIONS


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